10th April 2019

Ladies and Gentlemen:

This letter agreement (“Agreement”) is entered into by the subsidiary of Tianqi Lithium Corp. (“Tianqi”) set forth on the signature pages hereto (the “Tianqi Shareholder”) and the entities designated on the signature pages hereto as the “Pampa Group” (“Pampa Group”), each in their capacities as shareholders of Sociedad Química y Minera de Chile S.A. (“SQM”). Pampa Group and the Tianqi Shareholder are referred to herein as the “Parties”.

Each of the Parties agrees as follows:

1.	Overall Governance. The Parties acknowledge that the business and affairs of SQM are managed by its management under the direction of the SQM Board of Directors (“SQM Board”), and not by the Parties. As a result, nothing herein will limit the powers or authority of the SQM Board or management, including as to matters that are the subject matter of this Agreement.
2.	SQM Board Successors. In the event that any member of the SQM Board elected by a Party by solely voting its Class A shares ceases to serve as such for any reason (whether by his resignation, removal, disability, death or other), each of the Parties shall take all actions available to it to cause the SQM Board to meet and that its directors elected to the SQM Board support their proposal to elect his or her successor (or any future successor that is nominated by another SQM Board member) in accordance with the recommendation of the same Party that elected the SQM Board member that ceased to serve as a member of the Board, provided that such Party has the capacity to designate in a general shareholders meeting three SQM Board members elected by solely voting its Class A shares. For the avoidance of doubt, it is hereby stated that nothing in this Agreement shall be applicable to any director that a Party elects (totally or partially) by voting Class B shares.
3.	SQM Committees: If a member of the SQM Board proposes a member of the Board elected by the Tianqi Shareholder who is not a director, executive or employee of Tianqi, as a candidate for the Director’s Committee, the Corporate Governance Committee and the Safety, Health and Environmental Committee (the “Committees”), Pampa Group shall take all actions available to it to cause that its directors elected to the SQM Board support such proposal, provided, however, that the Tianqi Shareholder and its directors elected to the SQM Board may promote only one person to each of the Committees. The parties acknowledge that Tianqi’s request shall be tabled for consideration to the SQM Board and that the decision of the subject matter will be subject to the quorum and majority approvals required by the organizational documents of SQM.
4.	Reconciliation of financial statements. To the extent required by the internal or external auditors of the Tianqi Shareholder, the Pampa Group shall procure that its directors elected to the SQM Board support the request of the directors elected by the Tianqi Shareholder to provide its internal or external auditors access to the management of SQM and appropriate representatives of its internal and external auditors, to fulfill the accounting and disclosure obligations in respect of Tianqi’s investment in SQM.

5.	Board and Committees Meetings. Pampa Group shall procure that its directors elected to the SQM Board and Committees support the request of the directors elected by the Tianqi Shareholder to allow that a translator, proficient in English and Spanish, to be bound by such confidentiality duties as are determined by the SQM Board, may assist to all the Board and Committees meetings of SQM. The Parties acknowledge the challenges that may be faced by SQM directors who may not be bilingual and agree to consider such further actions as they determine in their discretion to accommodate for that reality based on past practices and policies from time to time of the SQM Board.
6.	Shareholder Support of the current Dividend Policy. In their capacity of shareholders of SQM, each of the Parties agrees that the dividend policy set forth on Exhibit A (the “Dividend Policy”) is in the best interests of all shareholders of SQM.
7.	Further Assurances. In addition to other remedies, including specific performance (without the requirement of posting a bond or other form of assurance) or other equitable relief, as well as damages, in the event that the SQM Board takes action that is inconsistent with sections 2 and 3 above, as a result of a breach by the Parties thereunder, each of the Parties will take all actions available to it to remedy the situation, including, if any of the Parties requests an special extraordinary shareholder meeting to revoke or renew the entire SQM Board, not to oppose such request and vote in favor of the revocation or renewal thereof. To the extent permitted by applicable law, in the event there is any conflict between the organizational documents of SQM and this Agreement, as among the Parties, this Agreement will prevail. For the avoidance of doubt, it is hereby agreed that a breach will be deemed to exist in respect of a Party under this section 7, if the SQM Board, at a duly convened meeting, does not take an action that is consistent with sections 2 and 3 above, as a direct result of an action of or omission by any of the directors elected by such Party in a manner which is not consistent with such sections 2 and 3
8.	Disclaimer. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way. Without limitation, the Parties have no agreement, arrangement or understanding except as expressly set forth herein and agree that (a) this Agreement does not constitute a voting agreement nor an acuerdo de actuación conjunta under the Ley de Mercado de Valores of the Republic of Chile and (b) the Parties are not acting as a “group” within the meaning of Rule 13d-5 under the United States Securities Exchange Act of 1934, as amended, nor as a grupo controlador under the Ley de Mercado de Valores of the Republic of Chile.

9.	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another Party, will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach, default or noncompliance under this Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement, must be in writing and signed by the Parties, or by email by an authorized agent, granting the waiver and will be effective only to the extent specifically set forth in such communication. All remedies will be cumulative and not alternative.
10.	Term. The Agreement will become effective as of the date hereof upon execution and continue in full force and effect for the Term of one (1) year.
11.	Language; Titles. This agreement is in the English language and will not be translated unless required by any competent governmental authority. In such event, the English version of this agreement will prevail. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
12.	Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by the Parties and their respective successors. This Agreement may not be assigned to a third party without the other Party’s, as applicable, written consent.
13.	Governing Law; Jurisdiction.
A.	This Agreement and the rights and obligations of the parties shall be governed by, and construed in accordance with, the laws of Chile.
B.	All disputes arising from or related to this Agreement will be submitted to arbitration in accordance with the International Commercial Arbitration Rules of the Arbitration and Mediation Center of the Chamber of Commerce of Santiago, in force at the time of its start. The number of arbitrators will be three, the seat of the arbitration will be the city of Santiago, Chile, and the same will be conducted in the Spanish language. The law applicable to the Agreement will be the substantive laws of the Republic of Chile. The arbitrators shall act as árbitros mixtos, so they shall act as arbitrator-at-law (árbitro de derecho) with regard to the substance of the dispute and as ex aequo et bono with regard to the procedure.
C.	The foregoing, and any other provisions of this Agreement, do not affect the respective rights and obligations of the Parties or their respective affiliate in respect of any other matter, whether arising prior to or after the date of this Agreement. Nevertheless, each Party’s rights hereunder shall be exercised in accordance with all laws and other restrictions to which the relevant Party and/or SQM are subject, provided, however, that nothing herein will be construed to enable the Parties to excuse from performance henceforth by assuming a voluntary restriction solely for such purpose. Thus, subject to the proviso, no right of any Party hereunder may be exercised in violation of any such applicable law or restriction, as in effect from time to time in respect of either Party and/or SQM.

14.	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Agreement may be executed by facsimile or electronic mail signature(s).

15.	Notices. All notices and other communications hereunder will be in writing and will be deemed duly given to the Party to whom the same is delivered by email or facsimile transmission at the address and with contact information set forth on the signature pages hereto (or at such other address and contact information for a Party as will be specified by notice by such Party to the other Parties).
16.	Severability. If one or more of the provisions or terms of this Agreement are found to be partially or totally invalid, void, illegal or unenforceable in any respect by operation of the governing law or otherwise, the validity, legality and enforceability of the remaining provisions or terms or part thereof which can be given effect without the invalid or unenforceable provision or application shall not in any way be affected or impaired thereby. If such invalidity or unenforceability becomes known or apparent to one of the Parties or both Parties, the Parties agree to negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to achieve, consistent with applicable law, as closely as possible the intent and spirit of such invalid or unenforceable provision or term.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us a countersigned copy of this letter, which will thereupon constitute a binding agreement as of the date first written above.

TIANQI SHAREHOLDER:

INVERSIONES TLC SPA

By:  _________________________
Name: Vivian Wu
Title: Executive Director and President

Miraflores 222, piso 28 norte, oficina 2801
comuna de Santiago, Santiago
República de Chile
E-mail: vivian.wu@tianqilithium.com

Attention: Francisco Ugarte
fugarte@carey.cl

Acknowledged and Agreed as of the date first written above:

PAMPA GROUP:

SOCIEDAD DE INVERSIONES PAMPA CALICHERA S.A.

By:  /s/ Patricio Contesse Fica
Name: Patricio Contesse Fica
Title: Executive Director

El Trovador 4285, piso 11
comuna de Las Condes
Santiago, Republic of Chile
Email: pcontesse@nortegran.cl
Attention: Sebastián Oddo
soddo@oddoycia.cl

POTASIOS DE CHILE S.A.

By:  /s/ Patricio Contesse Fica
Name: Patricio Contesse Fica
Title: Executive Director

El Trovador 4285, piso 11
comuna de Las Condes
Santiago, Republic of Chile
Email: pcontesse@nortegran.cl
Attention: Sebastina Oddo
soddo@oddoycia cl

INVERSIONES GLOBAL MINING (CHILE) LIMITADA

By:  /s/ Ricardo Moreno Moreno
Name: Ricardo Moreno Moreno
Title: General Manager

El Trovador 4285, piso 11
comuna de Las Condes
Santiago, Republic of Chile
Email: ricardo.moreno@nortegran.cl
Attention: Sebastián Oddo
soddo@oddoycia.cl

Dividend Policy For 2019 Business Year

Sociedad Química Y Minera De Chile S.A.

The Board of Directors of Sociedad Química y Minera de Chile S.A. (“SQM” or the “Company) agrees to inform at the ordinary general shareholders’ meeting to be held on April 25, 2019, the following 2019 dividend policy:

a)	Distribute and pay, as a final dividend (dividendo definitivo) to the corresponding shareholders, a percentage of the net income that shall be determined per the following financial parameters:
(i)	100% of the 2019 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total current financial liabilities is equal to or greater than 2.5 times, and (b) the sum of the total current liabilities and total non-current liabilities, excluding both cash and cash equivalents and other current financial assets, divided by the total equity is equal to or less than 0.8 times.
(ii)	80% of the 2019 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total sum of the total current financial liabilities is equal to or greater than 2.0 times, and (b) the total sum of the current liabilities and total non-current liabilities, excluding both cash and cash equivalentes and other current financial assets divided by the total equity is equal to or less than 0.9 times.
(iii)	60% of the 2019 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total sum of the total current financial liabilities is equal to or greater than 1.5 times, and (b) the total sum of the current liabilities and total non-current liabilities, excluding both cash and cash equivalentes and other current financial assets divided by the total equity is equal to or less than 1.0 times.

If none of the foregoing financial parameters are met, the Company shall distribute and pay, as a final dividend, and in favor of the respective shareholders, 50% of the 2018 net income.

b)	Distribute and pay, if possible and during 2019, three interim dividends (dividendos provisorios) that will be charged against the aforementioned final dividend. These interim dividends shall likely be paid during the month following the approval of the March, June, and September 2019 interim financial statements, respectively. The amounts shall be calculated as follows:
(i)	For the interim dividends that will be charged to the accumulated net income reflected in the March 2019 interim financial statements, the percentage distributed shall be determined per the financial parameters expressed in letter a) above.

(ii)	For the interim dividends that will be charged to the accumulated net income reflected in the June 2019 interim financial statements, the percentage distributed shall be determined per the financial parameters expressed in letter a) above, discounting the total amount of interim dividends previously distributed during 2019.
(iii)	For the interim dividends that will be charged to the accumulated net income reflected in the September 2019 interim financial statements, the percentage distributed shall be determined per the financial parameters expressed in letter a) above, discounting the total amount of interim dividends previously distributed during 2019.
c)	The amount of the interim dividends mentioned above may vary up or down, pursuant to the information available to the Board of Directors on the date on which it agrees to the distribution of said dividends given that the dividend will not materially or negatively affect SQM’s capacity to impact its investments, fulfill its liabilities, or in general, comply with the investment and finance policy approved at the ordinary general shareholders’ meeting.
d)	At the ordinary general shareholders’ meeting that will be held in 2020, the Board of Directors shall propose a final dividend pursuant to the financial parameters expressed in letter a) above, discounting the total amount of the interim dividends previously distributed during 2019.
e)	If there is an excess of net income in 2019, this may be retained and assigned or allocated for financing its own operations, to one or more investment projects of the Company, notwithstanding a future distribution of special dividends (dividendos eventuales) charged to the accumulated net income previously approved at the shareholders’ meeting, or the possible and future capitalization of all or part of the latter.
f)	The payment of additional dividends (dividendos adicionales) is not considered.

It is expressly stated that the dividend policy described above corresponds to the intention of the Board of Directors, and the compliance of it shall depend on the net income that the Company ultimately obtains, as well as the results of periodic projections that could impact the Company, or to the existence of determined conditions that may affect it, as applicable. If the dividend policy exposed by the Board of Directors suffers a substantial change, the Company must communicate it as an essential fact (hecho esencial).

Santiago, March 27, 2019

10th April 2019

Ladies and Gentlemen:

This letter agreement (“Agreement”) is entered into by the subsidiary of Tianqi Lithium Corp. (“Tianqi”) set forth on the signature pages hereto (the “Tianqi Shareholder”) and the entities designated on the signature pages hereto as the “Pampa Group” (“Pampa Group”), each in their capacities as shareholders of Sociedad Química y Minera de Chile S.A. (“SQM”). Pampa Group and the Tianqi Shareholder are referred to herein as the “Parties”.

Each of the Parties agrees as follows:

1.	Overall Governance. The Parties acknowledge that the business and affairs of SQM are managed by its management under the direction of the SQM Board of Directors (“SQM Board”), and not by the Parties. As a result, nothing herein will limit the powers or authority of the SQM Board or management, including as to matters that are the subject matter of this Agreement.
2.	SQM Board Successors. In the event that any member of the SQM Board elected by a Party by solely voting its Class A shares ceases to serve as such for any reason (whether by his resignation, removal, disability, death or other), each of the Parties shall take all actions available to it to cause the SQM Board to meet and that its directors elected to the SQM Board support their proposal to elect his or her successor (or any future successor that is nominated by another SQM Board member) in accordance with the recommendation of the same Party that elected the SQM Board member that ceased to serve as a member of the Board, provided that such Party has the capacity to designate in a general shareholders meeting three SQM Board members elected by solely voting its Class A shares. For the avoidance of doubt, it is hereby stated that nothing in this Agreement shall be applicable to any director that a Party elects (totally or partially) by voting Class B shares.
3.	SQM Committees: If a member of the SQM Board proposes a member of the Board elected by the Tianqi Shareholder who is not a director, executive or employee of Tianqi, as a candidate for the Director’s Committee, the Corporate Governance Committee and the Safety, Health and Environmental Committee (the “Committees”), Pampa Group shall take all actions available to it to cause that its directors elected to the SQM Board support such proposal, provided, however, that the Tianqi Shareholder and its directors elected to the SQM Board may promote only one person to each of the Committees. The parties acknowledge that Tianqi’s request shall be tabled for consideration to the SQM Board and that the decision of the subject matter will be subject to the quorum and majority approvals required by the organizational documents of SQM.
4.	Reconciliation of financial statements. To the extent required by the internal or external auditors of the Tianqi Shareholder, the Pampa Group shall procure that its directors elected to the SQM Board support the request of the directors elected by the Tianqi Shareholder to provide its internal or external auditors access to the management of SQM and appropriate representatives of its internal and external auditors, to fulfill the accounting and disclosure obligations in respect of Tianqi’s investment in SQM.

5.	Board and Committees Meetings. Pampa Group shall procure that its directors elected to the SQM Board and Committees support the request of the directors elected by the Tianqi Shareholder to allow that a translator, proficient in English and Spanish, to be bound by such confidentiality duties as are determined by the SQM Board, may assist to all the Board and Committees meetings of SQM. The Parties acknowledge the challenges that may be faced by SQM directors who may not be bilingual and agree to consider such further actions as they determine in their discretion to accommodate for that reality based on past practices and policies from time to time of the SQM Board.
6.	Shareholder Support of the current Dividend Policy. In their capacity of shareholders of SQM, each of the Parties agrees that the dividend policy set forth on Exhibit A (the “Dividend Policy”) is in the best interests of all shareholders of SQM.
7.	Further Assurances. In addition to other remedies, including specific performance (without the requirement of posting a bond or other form of assurance) or other equitable relief, as well as damages, in the event that the SQM Board takes action that is inconsistent with sections 2 and 3 above, as a result of a breach by the Parties thereunder, each of the Parties will take all actions available to it to remedy the situation, including, if any of the Parties requests an special extraordinary shareholder meeting to revoke or renew the entire SQM Board, not to oppose such request and vote in favor of the revocation or renewal thereof. To the extent permitted by applicable law, in the event there is any conflict between the organizational documents of SQM and this Agreement, as among the Parties, this Agreement will prevail. For the avoidance of doubt, it is hereby agreed that a breach will be deemed to exist in respect of a Party under this section 7, if the SQM Board, at a duly convened meeting, does not take an action that is consistent with sections 2 and 3 above, as a direct result of an action of or omission by any of the directors elected by such Party in a manner which is not consistent with such sections 2 and 3.
8.	Disclaimer. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way. Without limitation, the Parties have no agreement, arrangement or understanding except as expressly set forth herein and agree that (a) this Agreement does not constitute a voting agreement nor an acuerdo de actuación conjunta under the Ley de Mercado de Valores of the Republic of Chile and (b) the Parties are not acting as a “group” within the meaning of Rule 13d-5 under the United States Securities Exchange Act of 1934, as amended, nor as a grupo controlador under the Ley de Mercado de Valores of the Republic of Chile.

9.	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another Party, will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach, default or noncompliance under this Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement, must be in writing and signed by the Parties, or by email by an authorized agent, granting the waiver and will be effective only to the extent specifically set forth in such communication. All remedies will be cumulative and not alternative.
10.	Term. The Agreement will become effective as of the date hereof upon execution and continue in full force and effect for the Term of one (1) year.
11.	Language; Titles. This agreement is in the English language and will not be translated unless required by any competent governmental authority. In such event, the English version of this agreement will prevail. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
12.	Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by the Parties and their respective successors. This Agreement may not be assigned to a third party without the other Party’s, as applicable, written consent.
13.	Governing Law; Jurisdiction.
A.	This Agreement and the rights and obligations of the parties shall be governed by, and construed in accordance with, the laws of Chile.
B.	All disputes arising from or related to this Agreement will be submitted to arbitration in accordance with the International Commercial Arbitration Rules of the Arbitration and Mediation Center of the Chamber of Commerce of Santiago, in force at the time of its start. The number of arbitrators will be three, the seat of the arbitration will be the city of Santiago, Chile, and the same will be conducted in the Spanish language. The law applicable to the Agreement will be the substantive laws of the Republic of Chile. The arbitrators shall act as árbitros mixtos, so they shall act as arbitrator-at-law (árbitro de derecho) with regard to the substance of the dispute and as ex aequo et bono with regard to the procedure.
C.	The foregoing, and any other provisions of this Agreement, do not affect the respective rights and obligations of the Parties or their respective affiliates in respect of any other matter, whether arising prior to or after the date of this Agreement. Nevertheless, each Party’s rights hereunder shall be exercised in accordance with all laws and other restrictions to which the relevant Party and/or SQM are subject, provided, however, that nothing herein will be construed to enable the Parties to excuse from performance henceforth by assuming a voluntary restriction solely for such purpose. Thus, subject to the proviso, no right of any Party hereunder may be exercised in violation of any such applicable law or restriction, as in effect from time to time in respect of either Party and/or SQM.

14.	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Agreement may be executed by facsimile or electronic mail signature(s).
15.	Notices. All notices and other communications hereunder will be in writing and will be deemed duly given to the Party to whom the same is delivered by email or facsimile transmission at the address and with contact information set forth on the signature pages hereto (or at such other address and contact information for a Party as will be specified by notice by such Party to the other Parties).
16.	Severability. If one or more of the provisions or terms of this Agreement are found to be partially or totally invalid, void, illegal or unenforceable in any respect by operation of the governing law or otherwise, the validity, legality and enforceability of the remaining provisions or terms or part thereof which can be given effect without the invalid or unenforceable provision or application shall not in any way be affected or impaired thereby. If such invalidity or unenforceability becomes known or apparent to one of the Parties or both Parties, the Parties agree to negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to achieve, consistent with applicable law, as closely as possible the intent and spirit of such invalid or unenforceable provision or term.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us a countersigned copy of this letter, which will thereupon constitute a binding agreement as of the date first written above.

TIANQI SHAREHOLDER:

INVERSIONES TLC SPA

By : /s/ Vivian Wu
Name: Vivian Wu
Title: Executive Director and President

Miraflores 222, piso 28 norte, oficina 2801
comuna de Santiago, Santiago
República de Chile
E-mail: vivian.wu@tianqilithium.com
Attention: Francisco Ugarte
fugarte@carey.cl

Acknowledged and Agreed as of the date first written above:

PAMPA GROUP:

SOCIEDAD DE INVERSIONES PAMPA CALICHERA S.A.

By: __________________________
Name: Patricio Contesse Fica
Title: Executive Director

El Trovador 4285, piso 11
comuna de Las Condes
Santiago, Republic of Chile
Email: pcontesse@nortegran.cl
Attention: Sebastian Oddo
soddo@oddoycia.cl

POTASIOS DE CHILE S.A.

By: __________________________
Name: Patricio Contesse Fica
Title: Executive Director

El Trovador 4285, piso 11
comuna de Las Condes
Santiago, Republic of Chile
Email: pcontesse@nortegran.cl
Attention: Sebastina Oddo
soddo@oddoycia.cl

INVERSIONES GLOBAL MINING (CHILE) LIMITADA

By: __________________________
Name: Ricardo Moreno Moreno
Title: General Manager

El Trovador 4285, piso 11
comuna de Las Condes
Santiago, Republic of Chile
Email: ricardo.moreno@nortegran.cl
Attention: Sebastian Oddo
soddo@oddoycia.cl

EXECUTION VERSION

March 26, 2020

Ladies and Gentlemen:

This amendment letter (the “Amendment Letter”) is entered with reference to the letter agreement dated April 10, 2019 (the “Agreement”) entered into by Inversiones TLC SpA (the “Tianqi Shareholder”) and Sociedad de Inversiones Pampa Calichera S.A., Potasios de Chile S.A. and Inversiones Global Mining (Chile) Limitada (together, “Pampa Group”), each in their capacities as shareholders of Sociedad Química y Minera de Chile S.A. (“SQM”). Pampa Group and the Tianqi Shareholder are referred to herein as the “Parties”.

Pursuant to this Amendment Letter, Sections 10 and 6 of the Agreement are hereby amended and restated in its entirety to read as follows:

“10.	Term. The Agreement will become effective as of the date hereof upon execution and continue in full force and effect until the earlier of: (A) the date of SQM’s 2021 annual meeting of shareholders, (B) written notice of termination given to Tianqi Shareholder by Pampa Group in case any member of the Current SQM Board who was nominated by the Tianqi Shareholder ceases to serve as such for any reason (whether by his resignation, removal, disability, death or otherwise) or (C) written notice of termination given to Pampa Group by the Tianqi Shareholder in case any member of the Current SQM Board who was nominated by Sociedad de Inversiones Pampa Calichera S.A. ceases to serve as such for any reason (whether by his resignation, removal, disability, death or otherwise). For purposes of this Agreement, the “Current SQM Board” means the members of the SQM Board as elected at SQM’s 2019 annual meeting of shareholders held on April 25, 2019.”
“6.	Dividend Policy. In their capacity as shareholders of SQM, each of the Parties agrees that the dividend policy for the year 2020 approved by the SQM Board on 25, March, 2020, and that is set forth on Exhibit A (the “Dividend Policy”) is in the best interest of all shareholders of SQM.”

Except as modified herein, the terms of the Agreement shall remain unchanged and otherwise in full force and effect.

Please confirm your agreement to the amendment described herein by signing and returning to us a countersigned copy of this letter, which will thereupon constitute a binding agreement as of the date first written above.

1

EXECUTION VERSION

TIANQI SHAREHOLDER :

INVERSIONES TLC SPA

By: /s/ Rafael Vergara Gutiérrez
Name: Rafael Vergara Gutiérrez
Title: Representative
Miraflores 222, piso 28 norte, oficina 2801
Santiago
Chile
E-mail: rvergara@carey.cl
Attention: Francisco Ugarte, fugarte@carey.cl

2

EXECUTION VERSION

Acknowledged and Agreed as of the date first written above:

PAMPA GROUP:

SOCIEDAD DE INVERSIONES PAMPA CALICHERA S.A.

By : /s/ Patricio Contesse Fica
Name: Patricio Contesse Fica
Title: Executive Director
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: pcontesse@nortegran.cl
Attention: Cristóbal Fainé, cristobal.faine@garrigues.com

POTASIOS DE CHILE S.A.

By : /s/ Patricio Contesse Fica
Name: Patricio Contesse Fica
Title: Executive Director
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: pcontesse@nortegran.cl
Attention: Cristóbal Fainé, cristobal.faine@garrigues.com

INVERSIONES GLOBAL MINING (CHILE) LIMITADA

By : ___________________________
Name: Ricardo Moreno Moreno
Title: General Manager
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: ricardo.moreno@nortegran.cl
Attention: Cristóbal Fainé, cristobal.faine@garrigues.com

3

EXECUTION VERSION

Acknowledged and Agreed as of the date first written above:

PAMPA GROUP:

SOCIEDAD DE INVERSIONES PAMPA CALICHERA S.A.

By: ___________________________
Name: Patricio Contesse Fica
Title: Executive Director
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: pcontesse@nortegran.cl
Attention: Cristóbal Fainé, cristobal.faine@garrigues.com

POTASIOS DE CHILE S.A.

By: ___________________________
Name: Patricio Contesse Fica
Title: Executive Director
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: pcontesse@nortegran.cl
Attention: Cristóbal Fainé cristobal.faine@garrigues.com

INVERSIONES GLOBAL MINING (CHILE) LIMITADA

By: /s/ Ricardo Moreno Moreno
Name: Ricardo Moreno Moreno
Title: General Manager
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: ricardo.moreno@nortegran.cl
Attention: Cristóbal Fainé, cristobal.faine@garrigues.com

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EXECUTION VERSION

EXHIBIT A

DIVIDEND POLICY FOR BUSINESS YEAR 2020
SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A.

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Dividend Policy for 2020 Business Year

Sociedad Química y Minera de Chile S.A.

The Board of Directors of Sociedad Química y Minera de Chile S.A. (“SQM” or the “Company”) agrees to inform at the ordinary general shareholders’ meeting to be held on April 23, 2020, the following 2020 dividend policy:

a)	Distribute and pay, as a final dividend (dividendo definitivo) to the corresponding shareholders, a percentage of the net income that shall be determined per the following financial parameters:
(i)	100% of the 2020 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total current financial liabilities is equal to or greater than 2.5 times, and (b) the sum of the total current liabilities and total non-current liabilities, excluding both cash and cash equivalents and other current financial assets, divided by the total equity is equal to or less than 0.8 times.
(ii)	80% of the 2020 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total sum of the total current financial liabilities is equal to or greater than 2.0 times, and (b) the total sum of the current liabilities and total non-current liabilities, excluding both cash and cash equivalents and other current financial assets divided by the total equity is equal to or less than 0.9 times.
(iii)	60% of the 2020 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total sum of the total current financial liabilities is equal to or greater than 1.5 times, and (b) the total sum of the current liabilities and total non-current liabilities, excluding both cash and cash equivalents and other current financial assets divided by the total equity is equal to or less than 1.0 times.

If none of the foregoing financial parameters are met, the Company shall distribute and pay, as a final dividend, and in favor of the respective shareholders, 50% of the 2020 net income.

b)	Distribute and pay, if possible and during 2020, three interim dividends (dividendos provisorios) that will be charged against the aforementioned final dividend. These interim dividends shall likely be paid during the month following the approval of the March, June, and September 2020 interim financial statements, respectively. The amounts shall be calculated as follows:
(i)	For the interim dividends that will be charged to the accumulated net income reflected in the March 2020 interim financial statements, the percentage distributed shall be determined per the financial parameters expressed in letter a) above.

(ii)	For the interim dividends that will be charged to the accumulated net income reflected in the June 2019 interim financial statements, the percentage distributed shall be determined per the financial parameters expressed in letter a) above, discounting the total amount of interim dividends previously distributed during 2019.
(iii)	For the interim dividends that will be charged to the accumulated net income reflected in the September 2020 interim financial statements, the percentage distributed shall be determined per the financial parameters expressed in letter a) above, discounting the total amount of interim dividends previously distributed during 2020.
c)	The amount of the interim dividends mentioned above may vary up or down, pursuant to the information available to the Board of Directors on the date on which it agrees to the distribution of said dividends given that the dividend will not materially or negatively affect SQM’s capacity to impact its investments, fulfill its liabilities, or in general, comply with the investment and finance policy approved at the ordinary general shareholders’ meeting.
d)	At the ordinary general shareholders’ meeting that will be held in 2021, the Board of Directors shall propose a final dividend pursuant to the financial parameters expressed in letter a) above, discounting the total amount of the interim dividends previously distributed during 2020.
e)	If there is an excess of net income in 2020, this may be retained and assigned or allocated for financing its own operations, to one or more investment projects of the Company, notwithstanding a future distribution of special dividends (dividendos eventuates) charged to the accumulated net income previously approved at the shareholders’ meeting, or the possible and future capitalization of all or part of the latter.
f)	The payment of additional dividends (dividendos adicionales) is not considered.

It is expressly stated that the dividend policy described above corresponds to the intention of the Board of Directors, and the compliance of it shall depend on the net income that the Company ultimately obtains, as well as the results of periodic projections that could impact the Company, or to the existence of determined conditions that may affect it, as applicable. If the dividend policy exposed by the Board of Directors suffers a substantial change, the Company must communicate it as an essential fact (hecho esencial).

Santiago, March 25, 2020

October 1st, 2020

Ladies and Gentlemen:

This amendment letter (the “Letter”) is entered with reference to the letter agreement dated April 10, 2019 (the “Agreement”), as amended by the amendment letter dated March 26, 2020 entered into by Inversiones TLC SpA (the “Tianqi Shareholder”) and Sociedad de Inversiones Pampa Calichera S.A., Potasios de Chile S.A. and Inversiones Global Mining (Chile) Limitada (together, “Pampa Group”), each in their capacities as shareholders of Sociedad Química y Minera de Chile S.A. (“SQM”). Pampa Group and the Tianqi Shareholder are referred to herein as the “Parties”.

Pursuant to this Letter, Section 6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.	Dividend. In their capacity as shareholders of SQM, each of the Parties agrees that the dividend policy for the year 2020 approved by the SQM Board and that is set forth on Exhibit A (the “Dividend Policy”) is in the best interest of SQM and all its shareholders.”

Except as modified herein, the terms of the Agreement shall remain unchanged and otherwise in full force and effect.

Please confirm your agreement to the amendment described herein by signing and returning to us a countersigned copy of this letter, which will thereupon constitute a binding agreement as of the date first written above.

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TIANQI SHAREHOLDER:

INVERSIONES TLC SPA

By: /s/ Rafael Vergara Gutiérrez
Name: Rafael Vergara Gutiérrez
Title: Representative
Miraflores 222, piso 28 norte, oficina 2801
Santiago
Chile
E-mail: rvergara@carey.cl
Attention: Francisco Ugarte, fugarte@carey.cl

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Acknowledged and Agreed as of the date first written above:

PAMPA GROUP:

SOCIEDAD DE INVERSIONES PAMPA CALICHERA S.A.

By: /s/ Patricio Contesse Fica
Name: Patricio Contesse Fica
Title: Executive Director
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: pcontesse@nortegran.cl
Attention: Cristóbal Fairé cristobal.faine@garrigues.com

POTASIOS DE CHILE S.A.

By: /s/ Patricio Contesse Fica
Name: Patricio Contesse Fica
Title: Executive Director
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: pcontesse@nortegran.cl
Attention: Cristóbal Fainé, cristobal.faine@garrigues.com

INVERSIONES GLOBAL MINING (CHILE) LIMITADA

By: /s/ Ricardo Moreno Moreno
Name: Ricardo Moreno Moreno
Title: General Manger
El Trovador 4285, piso 11
Las Condes
Santiago
Chile
Email: ricardo.moreno@no egran.cl
Attention: Cristóbal Fainé, cristobal.faine@garrigues.com

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EXHIBIT A

DIVIDEND POLICY FOR YEAR 2020
SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A.

Santiago, Chile, August 25, 2020 – The Board of Directors of Sociedad Química y Minera de Chile S.A. (SQM) (NYSE: SQM; Santiago Stock Exchange: SQM-A, SQM-B), agreed today to propose the distribution and payment of a special dividend (“dividendo eventual”) equivalent to US$0.37994 per share at an extraordinary shareholders’ meeting on September 29, 2020, or a different replacement date if it cannot be held then for reasons established in article 113 of the Chilean Securities Market Regulations, hereinafter the “Extraordinary Shareholders Meeting”). This dividend will be charged to SQM’s retained earnings.

Furthermore, and subject to the approval of the distribution and payment of the special dividend in the Extraordinary Shareholders Meeting, the Board agreed to modify the 2020 dividend policy which was previously agreed on at a Board meeting held on March 25, 2020 and that was informed to the shareholders at the Annual General Shareholders’ meeting held on April 23, 2020 as follows:

a)	Distribute and pay to the corresponding shareholders, a percentage of the net income that shall be determined per the following financial parameters as a final dividend (dividendo definitivo):
(i)	100% of the 2020 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total current financial liabilities is equal to or greater than 2.5 times, and (b) the sum of the total current liabilities and total noncurrent liabilities, excluding both cash and cash equivalents and other current financial assets, divided by the total equity is equal to or less than 0.8 times.
(ii)	80% of the 2020 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total sum of the total current financial liabilities is equal to or greater than 2.0 times, and (b) the total sum of the current liabilities and total non-current liabilities, excluding both cash and cash equivalents and other current financial assets divided by the total equity is equal to or less than 0.9 times.
(iii)	60% of the 2020 net income, when the following financial parameters are met: (a) that the total current assets, divided by the total sum of the total current financial liabilities is equal to or greater than 1.5 times, and (b) the total sum of the current liabilities and total non-current liabilities, excluding both cash and cash equivalents and other current financial assets divided by the total equity is equal to or less than 1.0 times.
(iv)	If none of the foregoing financial parameters are met, the Company shall distribute and pay 50% of the 2020 net income in favor of the respective shareholders as a final dividend.
b)	Distribute and pay only one interim dividend during 2020, which will be charged against the aforementioned final dividend and that will be charged to the retained earnings reflected in the consolidated financial statements as of March 31, 2020, the percentage distributed shall be determined per the financial parameters expressed in letter a) above.

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It is recorded that on May 19, 2020 the Company’s Board of Directors agreed to distribute and pay an interim dividend equivalent to US$0.17092 per share, charged to the Company’s 2020 retained earnings. Said amount was paid in its equivalent in Chilean pesos according to the official exchange rate on May 29, 2020 (the “Interim Dividend”).

c)	The Board of Directors will not approve the payment of other interim dividends charged against the 2020 net income.
d)	At the ordinary general shareholders’ meeting that will be held in 2021, the Board of Directors shall propose a final dividend pursuant to the percentages in financial parameters described in in letter a) above is equal to or less than the amount of the sum of the Eventual Dividend and the Interim Dividend, then no additional amount will be distributed and the Interim Dividend will be understood to be paid as a definitive dividend. In any case, the final dividend may not be less than the mandatory minimum dividend that corresponds in accordance with Chilean law or the Company bylaws.
e)	If there is an excess of net income in 2020, this may be retained and assigned or allocated for financing its own operations, to one or more investment projects of the Company, notwithstanding a future distribution of special dividends (dividendos eventuales) charged to the retained earnings previously approved at the shareholders’ meeting, or the possible and future capitalization of all or part of the latter.
f)	The payment of additional dividends (dividendos adicionales) is not considered.

It is expressly stated that the dividend policy described above corresponds to the intention of the Board of Directors, and the compliance of it shall depend on the net income that the Company ultimately obtains, as well as the results of projections that could periodically impact the Company, or to the existence of determined conditions that may affect it, as applicable. If the dividend policy exposed by the Board of Directors suffers a substantial change, the Company must communicate it as an essential fact (hecho esencial).